Exhibit 99.1

ARMOUR Residential REIT, Inc. Announces $0.12 Monthly Q3 2011

Dividend Rate, Record Dates and Payment Dates

VERO BEACH, FL - - June 14, 2011 - - ARMOUR Residential REIT, Inc. (NYSE: "ARR" and NYSE Amex: "ARR.WS") (“ARMOUR” or the “Company”) announced today that its Board of Directors declared a Q3 2011 monthly dividend rate of $0.12 per share and has set the holder of record dates and payment dates.

Q3 2011 Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2011	$0.12	July 15, 2011	July 28, 2011
August 2011	$0.12	August 15, 2011	August 30, 2011
September 2011	$0.12	September 15, 2011	September 29, 2011

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities ("RMBS") issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340